EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Institutional Financial Markets, Inc.

We consent to the incorporation by reference in the registration statements on Forms S-3 (File No.333-145417, effective October 2, 2007; File No. 333-166385, effective May 24, 2010; and File No. 333-172194, effective April 28, 2011) and on Forms S-8 (File No. 333-140318, effective January 30, 2007; File No.333-143503, effective June 5, 2007; File No. 333-153211, effective August 27, 2008; File No. 333-166387, effective April 29, 2010; File No. 333-166386, effective on April 29, 2010; and File No. 333-174281, effective on May 17, 2011) of Institutional Financial Markets, Inc. of our reports dated June 30, 2011, with respect to the consolidated statements of financial condition of PrinceRidge Partners LLC as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in total capital and cash flows for each of the years then ended, which reports appear in the Form 8-K/A of Institutional Financial Markets, Inc. dated August 2, 2011.

/s/ KPMG LLP

August 1, 2011